UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2017, Edward A. Stokx, Executive Vice President, Chief Financial Officer and Secretary (principal financial officer and principal accounting officer) of PS Business Parks, Inc. (the “Company”), resigned from his position with the Company effective August 31, 2017. In connection with Mr. Stokx’s resignation, the Company and Mr. Stokx entered into a Separation Agreement and General Release, dated August 14, 2017 (the “Agreement”), pursuant to which Mr. Stokx will receive $1.5 million in severance, less applicable withholdings. The Agreement also contains other terms and conditions customary for an agreement of this nature, including confidentiality and non-solicitation covenants and a general release. The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Until the Company appoints a successor to Mr. Stokx, Maria R. Hawthorne, the Company’s President and Chief Executive Officer, will act as the Company’s principal financial officer and principal accounting officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1: Separation Agreement and General Release, dated August 14, 2017, by and between the Company and Edward A. Stokx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 14, 2017

By:	/s/ Maria R. Hawthorne
Maria R. Hawthorne
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated August 14, 2017, by and between PS Business Parks, Inc. and Edward A. Stokx.